Exhibit 21.1

APPENDIX A — SUBSIDIARIES

AAC Subsidiary, LLC
ACM Aviation, LLC
ACM Property Services, LLC
Airport Parking Management, LLC (f/k/a Airport Parking Management Inc.)
Atlantic Aviation Alburquerque, Inc.
Atlantic Aviation Corporation
Atlantic Aviation FBO Holdings LLC (f/k/a Macquarie FBO Holdings LLC)
Atlantic Aviation FBO, Inc. (f/k/a North America Capital Holding Company)
Atlantic Aviation Flight Support, Inc.
Atlantic Aviation Holding Corporation
Atlantic Aviation Investors, Inc. (f/k/a Supermarine Investors, Inc.)
Atlantic Aviation of Santa Monica, L.P. (f/k/a Supermarine of Santa Monica, a California Limited Partnership)
Atlantic Aviation Philadelphia, Inc.
Atlantic Aviation Stewart LLC (f/k/a Supermarine of Stewart LLC)
Atlantic SMO GP LLC
Atlantic SMO Holdings LLC
Aviation Contract Services, Inc.
BASI Holdings, LLC
Brainard Airport Services, Inc.
Bridgeport Airport Services, Inc.
BTV Avcenter, Inc.:
Charter Oak Aviation, Inc.
COAI Holdings, LLC
Communications Infrastructure LLC
Corporate Wings-CGF, LLC
Corporate Wings-Hopkins, LLC
Eagle Aviation Resources, Ltd.
ETT National Power, Inc.
ETT Nevada, Inc.
Executive Air Support, Inc.
FLI Subsidiary, LLC
Flightways of Long Island Inc. d/b/a Million Air
Futura Natural Gas LLC
General Aviation Holdings LLC
General Aviation of New Orleans, LLC
General Aviation, LLC
HGC Holdings LLC
HGC Investment Corporation
ILG Avcenter, Inc.
Jet Center Property Services, LLC
JetSouth LLC
MAC Acquisitions LLC
Macquarie Airports North America Inc. (US)
Macquarie Americas Parking Corporation (US)
Macquarie Aviation North America 2 Inc.
Macquarie Aviation North America Inc.
Macquarie District Energy Holdings LLC (US)
Macquarie District Energy Inc.
Macquarie Gas Holdings LLC
Macquarie HGC Investment LLC
Macquarie Infrastructure Company Inc. (d/b/a Macquarie Infrastructure Company (US))

Macquarie Terminal Holdings LLC
Macquarie Yorkshire LLC
MDE Thermal Technologies Inc.
Mercury Air Center-Addison, Inc.
Mercury Air Center-Bakersfield, Inc.
Mercury Air Center-Birmingham, LLC
Mercury Air Center-Burbank, Inc.
Mercury Air Center-Charleston, LLC
Mercury Air Center-Corpus Christi, Inc.
Mercury Air Center-Fort Wayne, LLC
Mercury Air Center-Fresno, Inc.
Mercury Air Center-Hartsfield, LLC
Mercury Air Center-Hopkins, LLC
Mercury Air Center-Jackson, LLC
Mercury Air Center-Johns Island, LLC
Mercury Air Center-Los Angeles, Inc.
Mercury Air Center-Nashville, LLC
Mercury Air Center-Newport News, LLC
Mercury Air Center-Ontario, Inc.
Mercury Air Center-Peachtree-Dekalb, LLC
Mercury Air Center-Reno, LLC
Mercury Air Centers, Inc.
Mercury Air Center-Santa Barbara, Inc.
Mercury Air Center-Tulsa, LLC
Newport FBO Two LLC
Northwind Aladdin LLC
Northwind Chicago LLC
Northwind Midway LLC
Palm Springs FBO Two, LLC
Parking Company of America Airports Holdings, LLC
Parking Company of America Airports Phoenix, LLC
Parking Company of America Airports, LLC
PCA Airports, Ltd.
PCAA Chicago, LLC
PCAA GP, LLC
PCAA LP, LLC
PCAA Missouri, LLC
PCAA Oakland, LLC (f/k/a PCAA Chicago Holdings, LLC)
PCAA Parent, LLC
PCAA Properties, LLC
PCAA SP, LLC
PCAA SP-OK, LLC
ProAir Aviation Maintenance, LLC (merger of CPR Maintenance LLC and DVT Maintenance LLC)
RCL Properties, LLC
Rifle Air, LLC
Rifle Jet Center Maintenance, LLC
Rifle Jet Center, LLC
SB Aviation Group, Inc.
SBN, Inc.
Seacoast Holdings (PCAAH), Inc.
Sierra Aviation, Inc.
SJJC Airline Services, LLC
SJJC Aviation Services, LLC

SJJC FBO Services, LLC
South East Water LLC
Sun Valley Aviation, Inc.
The Gas Company LLC
Thermal Chicago Corporation
Trajen FBO, LLC
Trajen Flight Support, LP
Trajen Funding, Inc.
Trajen Holdings, Inc.
Trajen Limited, LLC
Waukesha Flying Services, Inc.